SCHEDULE 14A

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                              CB BANCSHARES, INC.

                (Name of Registrant As Specified In Its Charter)
________________________________________________________________________________

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

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


         PRESS RELEASE ISSUED BY CB BANCSHARES ANNOUNCING THAT CB BANCSHARES DENIES CPF REQUEST FOR SECOND SHAREHOLDER MEETING


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



PRESS RELEASE ISSUED BY CB BANCSHARES ANNOUNCING THAT CB BANCSHARES DENIES CPF REQUEST FOR SECOND SHAREHOLDER MEETING


FOR IMMEDIATE RELEASE

Contact:          Wayne T. Miyao
                  Senior Vice President, City Bank
                  Corporate Communications
                  Ph:  (808) 535-2590
                  Email: wmiyao@cb-hi.net
                  Website:  www.citybankhawaii.com


                   CB BANCSHARES DENIES CPF REQUEST FOR SECOND
                               SHAREHOLDER MEETING

Special Meeting of Shareholders to Be Held, As Scheduled, on Wednesday,
                                  May 28, 2003


HONOLULU, May 19, 2003 - CB Bancshares, Inc. (Nasdaq: CBBI), the holding company of City Bank, today sent a letter to Central Pacific Financial Corp.'s (NYSE:
CPF), Chairman, President and Chief Executive Officer, Clinton L. Arnoldus denying his request for a second shareholder meeting to be held in June.

CB Bancshares noted:

      o CB Bancshares already has scheduled on May 28 a valid shareholders meeting to consider CPF's proposed control share acquisition;

      o Last week, a Hawaii state court denied CPF's motion to prevent CB Bancshares from moving forward with the May 28 meeting;

      o CPF's requested June meeting is later than the final date permissible under the Hawaii Control Share Acquisitions statute;

      o Under the clear terms of the Hawaii Control Share Acquisitions statute, only CB Bancshares has the authority to set the date, time and place of a special meeting (not Mr. Arnoldus); and

      o  CPF's demand for a June 26 meeting is invalid.

The Company noted that it urges all shareholders to vote against CPF's hostile takeover proposal at the May 28 special shareholder meeting.

Attached is the letter Ronald K. Migita, President and CEO of CB Bancshares, Inc. sent to Mr. Arnoldus:

VIA FACSIMILE
AND HAND DELIVERY
_________________

                                                     May 19, 2003

Clinton L. Arnoldus
Chairman, President
   and Chief Executive Officer
Central Pacific Financial Corp.
220 South King Street
Honolulu, Hawaii 96813

Dear Mr. Arnoldus:

         For the following reasons, among others, your May 13, 2003 demand for a special shareholders meeting is invalid and is denied:

         o CB Bancshares has scheduled a valid shareholders meeting to consider your proposed control share acquisition

                  - that meeting is scheduled for a date that is within the statutory time period

                  - that date was set after you said it would be agreeable to you

         o Your motion to prevent us from moving forward with that meeting was denied on Friday, May 16

         o the court found itself unable to conclude that Central Pacific was likely to prevail in its request to move the meeting date

         o Your demand seeks a meeting date that is outside of the 55-day statutory time period

         o        Your demand violates Hawaii law

                  - the issuing company (CB Bancshares) must set the meeting date for voting on a control share acquisition proposal

                  - the acquiring person (Central Pacific) cannot set the date for such a meeting

         o You do not have proper authorization from shareholders owning a sufficient number of outstanding shares


         On May 17, 2003, CB Bancshares delivered a notice and proxy materials for a special shareholders meeting called for May 28, 2003 to vote upon Central Pacific's proposal to make a control share acquisition pursuant to the proposed exchange offer described in Amendment No. 2 to Central Pacific's registration statement on Form S-4. This meeting was called in response to the request you made on April 28, 2003, and was scheduled for a date that was expressly agreed to by you in advance. Your demand for a special meeting on June 26, 2003 is invalid--you cannot demand a second shareholders meeting to consider the same proposal for which a meeting already has been scheduled. Furthermore, you have requested a date that is outside the permitted statutory time period, because June 26 is more than 55 days after April 28, the date you made your demand for a shareholders meeting under the Hawaii Control Share Acquisitions statute.

         You purport to demand a new meeting of CB Bancshares shareholders on the basis that the exchange offer described in your April 28, 2003 demand was "revoked" and replaced with a "new offer." While we do not agree with your characterization, even if you were correct, your demand for a new meeting is invalid for three reasons.

         First, you have not provided valid authorizations from holders of a sufficient number of outstanding shares of CB Bancshares. The agent designation you submitted on behalf of Nanboku Sangyo, dated April 28, 2003, clearly authorizes the named agents to call one or more special shareholders meetings of CB Bancshares solely for the purpose of approving a transaction with Central Pacific in which the consideration to CB Bancshares shareholders would be "$21 in cash and 1.8956 shares of [Central Pacific] Common Stock." Therefore, Nanboku's agent designation is invalid for the purported purpose for which you have delivered it.

         Second, your call for a June 26, 2003 special shareholders meeting was an invalid attempt to set the date, time and place of the meeting. The Hawaii Control Share Acquisitions statute sets forth the exclusive procedure for calling a special shareholders meeting for considering a proposed control share acquisition. Under the clear terms of that statute, the issuing company sets the date of the meeting within the statutory window, unless the acquiring person and the issuing company otherwise agree, which is not the case here. Accordingly, the June 26 meeting date cannot be valid unless the issuing company selected it, which it did not.

         Finally, Article II, Section 3 of the Bylaws of CB Bancshares provides that notice of any shareholder meeting stating "the place, day and hour thereof" must be given by the "secretary, the chairman of the Board of Directors or the president, or the Board of Directors." Therefore, your attempt to set the time, place and date for a shareholders meeting is ineffective.

         Your May 13 demand letter suggests that Central Pacific has had a substantial headstart in its solicitation efforts. We anticipate that litigation and the discovery relating thereto will shed light on what we believe may be securities violations by Central Pacific.

         In scheduling the May 28, 2003 meeting, we took you at your word. It is unfortunate that, after having demanded a special meeting of CB Bancshares shareholders and having been granted that meeting in the time frame you requested, Central Pacific is now publicly encouraging shareholders to ignore the meeting it requested and instead participate in Central Pacific's charade of a meeting. We believe your efforts in this regard are unlawful and should and will fail.


                                         Sincerely,

                                         /s/ Ronald K. Migita
                                         President and Chief Executive Officer
                                         CB Bancshares, Inc.

Kobayashi, Sugita & Goda, a Honolulu law firm, is serving as local legal counsel.

CB Bancshares, Inc. is a bank holding company, which provides a full range of banking products and services for small-and-medium-sized businesses and retail customers through its principal subsidiary, City Bank. City Bank maintains 21 branches on the islands of Oahu, Hawaii, Maui and Kauai.


                                      -----

This communication may be deemed to include forward-looking statements, such as statements that relate to CB Bancshares' financial results. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intent," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." Forward-looking statements are CB Bancshares' current estimates or expectations of future events or future results. For such statements, CB Bancshares claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. CB Bancshares' 2002 Annual Report on Form 10-K and other periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results. All forward-looking statements included in this communication are based on information available at the time of the release, and CB Bancshares assumes no obligation to update any forward-looking statement.

Subject to future developments, CB Bancshares may file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to any tender/exchange offer made by Central Pacific Financial Corp. Shareholders of CB Bancshares are advised to read CB Bancshares' Solicitation/Recommendation Statement on Schedule 14D-9 when such document becomes available because it will contain important information. Shareholders of CB Bancshares and other interested parties may obtain, free of charge, copies of the Schedule 14D-9 (when available) and other documents filed by CB Bancshares with the SEC at the SEC's internet website at www.sec.gov. Each of these documents (when available) may also be obtained, free of charge, by calling investor relations at CB Bancshares at 808-546-8413.

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